As filed with the Securities and Exchange Commission on June 20, 2016

Registration No. 333-210550

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PACIFIC CONTINENTAL CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	93-1269184
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

111 West 7th Avenue,

Eugene, Oregon, 97401-4200

(541) 686-8685

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Roger S. Busse

Chief Executive Officer

111 West 7th Avenue

Eugene, Oregon 97401

(541) 686-8685

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

Patricia F. Young, Esq.

Pillsbury Winthrop Shaw Pittman LLP

Four Embarcadero Center, 22nd Floor

San Francisco, California 94111

(415) 983-1000

Approximate date of commencement of proposed sale to the public: At such time or times on or after the effective date of this Registration Statement as the Registrant shall determine.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) of the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-210550) (the “Registration Statement”) filed by Pacific Continental Corporation, which Registration Statement was declared effective by the Securities and Exchange Commission on May 16, 2016, is being filed pursuant to Rule 462(d) under the Securities Act of 1933, as amended, solely for the purpose of filing a Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939, of Wells Fargo Bank, National Association, as Trustee under the Indenture, as Exhibit 25.1 to the Registration Statement. Accordingly, this Post-Effective Amendment No. 1 consists only of the facing page, this explanatory note, Part II, the Exhibit Index, the signature page and Exhibit 25.1 filed herewith. This Post-Effective Amendment No. 1 does not modify any other part of the Registration Statement. Pursuant to Rule 462(d) under the Securities Act, this Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission. All applicable filing fees were paid by the registrant in connection with the Registration Statement.

1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities will be borne by the registrant. Such expenses, other than the SEC registration fee, are estimated to be as follows:

SEC registration fee		$0	(1)
Fees and expenses of accountants		$5,000
Fees and expenses of counsel		$10,000
Stock exchange listing fees	$		*
Printing expenses	$		*
Transfer agent fees	$		*
Miscellaneous	$		*
Total		$15,000	*

(1)	Previously paid pursuant to Rule 415(a)(6).

*	Not presently known

Item 15.	Indemnification of Directors and Officers.

Sections 60.387 through 60.414 of the OBCA contain specific provisions relating to indemnification of directors and officers of Oregon corporations. In general, the statute provides that (i) a corporation shall indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because of such status as a director or officer, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer against liability incurred in a proceeding to which the individual was made a party because the individual is or was a director or officer, if it is determined as provided in the statute that the director or officer meets a certain standard of conduct, provided that the corporation may not indemnify a director or officer in connection with a proceeding by or in the right of the corporation in which the director or officer was judged liable to the corporation or a proceeding that charged the director or officer with and adjudged the director or officer liable for improperly receiving a personal benefit. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification or advance of expenses, unless the articles of incorporation provide otherwise, and the court may order indemnification or advancement of expenses under certain circumstances set forth in the statute. The statute further provides that a corporation may in its articles of incorporation or bylaws or by resolution provide indemnification in addition to that provided by statute, subject to certain conditions set forth in the statute. In addition, the statute provides that a corporation may purchase and maintain insurance on behalf of a director or officer against liability asserted against or incurred by the individual even if the corporation has no power to indemnify the individual against the same liability.

The Company’s Articles of Incorporation provide, among other things, for the mandatory indemnification of directors and officer-directors in connection with any personal legal liability, including judgments, penalties, fines, settlement, and reasonable expenses, including attorneys’ fees, incurred by the individual by reason of the fact that such person is or was a director or officer-director, unless the liability and expenses were on account of conduct finally adjudged to have been “egregious” conduct. “Egregious” conduct is defined in the Articles of Incorporation as acts or omissions that involve intentional misconduct, a knowing violation of law, participation in any transaction from which the person will personally receive a benefit in money, property or services to which that person is not legally entitled, an unlawful distribution under the OBCA, and conduct for which the person is adjudged liable to the corporation. The Articles of Incorporation also provide for the mandatory advancement of reasonable expenses incurred, in advance of the disposition of the action, suit or proceeding, upon receipt by the Company of a written, unsecured promise by the person to repay such amounts advanced if it is finally adjudged that the person is not eligible for indemnification.

Item 16.	Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7. That:

(i)	for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

8. To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eugene, State of Oregon, on June 20, 2016.

PACIFIC CONTINENTAL CORPORATION

By:	/S/ Roger S. Busse*
Roger S. Busse Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on June 20, 2016.

Signature and Title

/S/ Roger S. Busse*
Roger S. Busse, Chief Executive Officer and Director (Principal Executive Officer)

/S/ Richard R. Sawyer
Richard R. Sawyer, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/S/ Robert A. Ballin*
Robert A. Ballin, Chairman of the Board and Director

Eric S. Forrest, Director

Michael E. Heijer, Director

/S/ Michael D. Holzgang*
Michael D. Holzgang, Director

Judith A. Johansen, Director

/S/ Donald L. Krahmer Jr.*
Donald L. Krahmer, Jr., Director

/S/ Donald G. Montgomery*
Donald G. Montgomery, Vice Chairman and Director

Jeffrey D. Pinneo, Director

/S/ John H. Rickman*
John H. Rickman, Director

/S/ Karen L. Whitman*
Karen L. Whitman, Director

*	/s/ Richard R. Sawyer
Richard R. Sawyer, Attorney-in-fact

EXHIBIT INDEX

1.1*	Form of Underwriting Agreement

3.1	Second Amended and Restated Articles of Incorporation (1)

3.2	Amended and Restated Bylaws (2)

4.1*	Form of Indenture relating to the issuances of debentures, notes, bonds or other evidences of indebtedness

4.2*	Form of Common Stock Certificate

4.3*	Form of Preferred Stock Certificate

4.4*	Form of Warrant Agreement and Warrant Certificate

4.5*	Form of Debt Security

4.6*	Form of Unit Agreement

5.1**	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding legality of securities

5.2**	Opinion of White Summers Caffee & James LLP

12.1**	Computation of Ratio of Earnings to Fixed Charges

23.1**	Consent of Pillsbury Winthrop Shaw Pittman LLP (contained in its opinion filed as Exhibit 5.1)

23.2**	Consent of White Summers Caffee & James LLP (contained in its opinion filed as Exhibit 5.2)

23.3**	Consent of Moss Adams LLP, independent registered public accounting firm

24.1**	Power of Attorney (included on signature page to the Registration Statement)

25.1	Statement of Eligibility of Trustee under Indenture

*	To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.
**	Previously filed.
(1)	Incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the Quarter ended March 31, 2010.
(2)	Incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the Quarter ended September 30, 2008.